Exhibit 99.1

For more information contact
Brendan Burke
Vice President and Treasurer
(817) 224-7742
Brendan.Burke@dyn-intl.com

DYNCORP INTERNATIONAL INC.'S PARENT REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR OF 2017

•	Fourth quarter revenue of $567.3 million; full year revenue of $2,004.4 million

•	Fourth quarter net income attributable to Delta Tucker Holdings, Inc. of $21.0 million

•	Fourth quarter Adjusted EBITDA of $38.6 million; full year Adjusted EBITDA of $152.5 million

•	Total backlog of $4.2 billion

•	DSO of 54 days

MCLEAN, Va. - (March 21, 2018) - Delta Tucker Holdings, Inc. (“Holdings”), the parent of DynCorp International Inc. (“DI,” and together with Holdings, the “Company”), a leading global services provider, today reported fourth quarter and full year 2017 financial results.

For the fourth quarter of 2017, revenue was $567.3 million compared to $461.8 million in the fourth quarter of 2016. The improvement in revenue was due to increased scope on the Logistics Civil Augmentation Program IV ("LOGCAP IV") program and Afghanistan Life Support Services ("ALiSS") programs, the new G4 Worldwide Logistics Support and Contractor Logistics Support: C-12, C-26, UC-35 and T-6 Transport ("CLS Transport") contracts, the Naval Test Wing Pacific O-Level Maintenance ("Naval Test Wing Pacific") contract and the T-6 Contractor Operated and Maintained Base Supply Bridge ("T-6 COMBS Bridge") contract. The increase in revenue was partially offset by decreased volume on the Bureau for International Narcotics and Law Enforcement Affairs, Office of Aviation ("INL Air Wing") program. Net income attributable to Holdings for the fourth quarter of 2017 was $21.0 million compared to a net loss of $6.9 million in the fourth quarter of 2016. The improvement was primarily driven by the transition of the T-6 Contractor Operated and Maintained Base Supply ("T-6 COMBS") contract to the T-6 COMBS Bridge contract with more favorable terms. The Company reported Adjusted EBITDA of $38.6 million for the fourth quarter of 2017 compared to $32.0 million for the same period in 2016.

For the full year 2017, the Company reported revenue of $2.0 billion compared to $1.8 billion for the year ended December 31, 2016. The increase in revenue was due to increased scope on the LOGCAP IV and ALiSS programs, the new G4 Worldwide Logistics Support and CLS Transport contracts, Theater Aviation Sustainment Manager - OCONUS ("TASM-O"), and the T-6 COMBS and T-6 COMBS Bridge contracts. The increase in revenue was partially offset by decreased volume on the INL Air Wing program and the completion of the Sheppard Air Force Base ("Sheppard AFB") and Flexible Acquisition and Sustainment Tool ("F2AST") contracts. Net income attributable to Holdings was $30.6 million for 2017 as compared to a net loss of $54.1 million for 2016. The improvement was primarily driven by the transition of the T-6 COMBS contract to the T-6 COMBS Bridge contract with more favorable terms, the performance on our Middle East programs and the ALiSS contract. The Company reported Adjusted EBITDA of $152.5 million for 2017, which results in 7.6% margins for the period.

“I am extremely proud of the outstanding performance the team delivered in 2017. Through a strategy rooted in a commitment to operational excellence, and business development execution we saw year-over-year revenue growth of 9.2% and profitability increase by 50.9%” said George Krivo, Chief Executive Officer. “We expect that the recent strategic rebalance of our operating segments, superior program execution, and continued focus on capturing new business opportunities will drive growth and success in the year ahead.”

Fourth Quarter Highlights and Other Recent Developments

•
In the fourth quarter of 2017, AOLC definitized a six-month extension of services through April 30, 2018 for several locations on the INL Air Wing program. The extension has a total potential value of $120 million.

•
In October 2017, DynLogistics announced the award of a change order to establish and operate base camp support for DoD Title 10 Forces, the National Guard, the Federal Emergency Response Agency personnel and First Responders supporting Hurricane Maria relief operations in Puerto Rico under the LOGCAP IV contract. The change order has a total potential value of $69.8 million.

•
In November 2017, DynLogistics announced the award of a change order to support material management and logistics services for the U.S. Army Corps of Engineers’ South Atlantic Division, Task Force Power Restoration in Puerto Rico on the Northcom task order under the LOGCAP IV contract. The change order has a total potential value of $22.1 million.

•	In January 2018, the Company changed its three operating and reportable segments, DynLogistics, AELS and AOLC, to two operating and reportable segments: DynLogistics and DynAviation.

•
On March 21, 2018, we made a principal payment of $54.9 million on our Term Loan under the Excess Cash Flow provisions of the New Senior Credit Facility. This payment satisfied a principal amortization payment requirement of $22.5 million due on or prior to June 15, 2018.

Reportable Segment Results
AELS
Revenue in the fourth quarter of 2017 was $167.1 million, compared with $141.4 million for the same period in 2016. The increase was primarily due to the T-6 COMBS Bridge, the new Naval Test Wing Pacific O-Level Maintenance ("Naval Test Wing Pacific") contract and the Contract Field Teams task orders at the Davis-Monthan and Little Rock Air Force Bases. Revenue for the year ended December 31, 2017 was $605.6 million compared to $585.2 million to the year ended December 31, 2016. The change was primarily due to increased content from the T-6 COMBS Bridge and Naval Aviation Warfighting Development Center ("NAWDC") contracts, the new Naval Test Wing Pacific contract and the Contract Field Teams task orders at the Davis-Monthan and Little Rock Air Force Bases. The increase in revenue was partially offset by the completion of the Sheppard AFB contract.

Adjusted EBITDA in the fourth quarter of 2017 was $10.4 million, compared to a loss of $3.0 million for the same period in 2016. The increase was primarily due to the transition of the T-6 COMBS contract to the New T-6 COMBS Bridge contract with more favorable terms. For the full year, Adjusted EBITDA in 2017 was $29.5 million, compared to a loss of $16.8 million in 2016 and was primarily due to the transition of the T-6 COMBS contract to the T-6 COMBS Bridge contract with more favorable terms, the timing of a performance fee award on the Contractor Logistics Support: T-34, T-44, T-6 ("CLS T34/44/6") contract, and improved performance from the NAWDC and California Department of Forestry and Fire Protection ("CAL FIRE") contracts.

AOLC
Revenue in the fourth quarter of 2017 was $155.6 million, compared with $147.5 million for the same period in 2016. The increase was primarily due to the new CLS Transport contract partially offset by decreased content on the INL Air Wing program. Revenue for the year ended December 31, 2017 was $603.2 million compared to $617.3 million to the year ended December 31, 2016. The reduction was primarily due to decreased content on the INL Air Wing program and the completion of the F2AST contract. The decrease in revenue was partially offset by increased content from the TASM-O contract and the new CLS Transport contract.

Adjusted EBITDA in the fourth quarter of 2017 was $14.7 million, compared to $17.1 million for the same period in 2016. The reduction was primarily due to decreased volume on the INL Air Wing program. For the full year, Adjusted EBITDA in 2017 was $66.0 million, compared to $56.8 million in 2016 and was primarily due to the performance on our Middle East programs and our TASM-O contract. These increases were partially offset by decreased volume on the INL Air Wing program.

DynLogistics
Revenue in the fourth quarter of 2017 was $244.4 million, compared with $172.5 million for the same period in 2016. The improvement was primarily due to increased scope on both the LOGCAP IV program and ALiSS contract and the new G4 Worldwide Logistics Support contract. Revenue for the year ended December 31, 2017 was $796.2 million compared to $633.6 million to the year ended December 31, 2016. The increase was primarily due to increased scope on both the LOGCAP IV program and the ALiSS contract and the new G4 Worldwide Logistics Support contract.

Adjusted EBITDA in the fourth quarter of 2017 was $20.4 million, compared to $22.0 million for the same period in 2016. The reduction was primarily due to a one time settlement received in the prior year, partially offset by the new G4 Worldwide Logistics Support contract and favorable contract terms on the ALiSS contract in the fourth quarter of 2017. For the full year, Adjusted EBITDA in 2017 was $73.5 million compared to $71.5 million in 2016 driven by our increased revenue discussed above partially offset by an $8.2 million charge for the termination of a subcontractor agreement.

Effective as of the first quarter of calendar year 2018, the Company’s three operating and reporting segments, AELS, AOLC and DynLogistics, were re-aligned into two operating and reporting segments by combining AELS and AOLC into DynAviation with DynLogistics continuing to operate as a separate segment.

Liquidity
Cash provided by operating activities during 2017 was $73.2 million compared with $41.2 million during 2016. Cash provided by operating activities for the year ended December 31, 2017 was primarily impacted by the completion of the Sheppard AFB contract, the transition of the T-6 COMBS contract to the new T-6 COMBS Bridge contract with more favorable terms and new DynLogistics contract wins.

The unrestricted cash balance at year-end was $168.3 million with no borrowings outstanding under the Company’s revolving credit facility.

DSO was 54 days as of December 31, 2017, a two day improvement from year end 2016, as we continued to focus on managing our customer payment cycles.

Bill Kansky, Chief Financial Officer, added, “Based on our strong performance in 2017, we expect full year 2018 revenue of $1.97 billion to $2.0 billion and Adjusted EBITDA of $148 million to $153 million.”

Conference Call
The Company will host a conference call at 10:00 a.m. Eastern Time on March 21, 2018, to discuss results for the fourth quarter and year end 2017. The call may be accessed by webcast or through a dial-in conference line.

To access the webcast and view the accompanying presentation, please go to http://www.dyn-intl.com, click on “Investor Relations” and “Events & Presentations.” Please go to the site approximately fifteen minutes prior to the start of the call to register, download and install any necessary audio software.

To participate by phone, dial (866) 871-0758 and enter the conference ID number: 1982609. International callers should dial (706) 634-5249 and enter the same conference ID number above. A telephonic replay will be available from 1:00 p.m. Eastern Time on March 21, 2018, through 11:59 p.m. Eastern Time on April 21, 2018. To access the replay, please dial (855) 859-2056 or (404) 537-3406 and enter the conference ID number.

About DynCorp International
DynCorp International, a wholly owned subsidiary of Delta Tucker Holdings, Inc., is a leading global services provider offering unique, tailored solutions for an ever-changing world. Built on approximately seven decades of experience as a trusted partner to commercial, government and military customers, DI provides sophisticated aviation, logistics, training, intelligence and operational solutions wherever we are needed. DynCorp International is headquartered in McLean, Va. For more information, visit www.dyn-intl.com.

Reconciliation to GAAP
In addition to the Company's financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) included in this press release, the Company has provided certain financial measures that are not calculated according to GAAP, including EBITDA and Adjusted EBITDA. We define EBITDA as GAAP net income (loss) attributable to the Company adjusted for interest, taxes, depreciation and amortization. Adjusted EBITDA is calculated by adjusting EBITDA for certain noncash items from operations and certain other items as defined in our Indenture and New Senior Credit Facility. Management believes these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. We believe that Adjusted EBITDA is useful in assessing our ability to generate cash to cover our debt obligations including interest and principal payments. Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

For a reconciliation of non-GAAP financial measures to the comparable GAAP financial measures please see the financial schedules accompanying this release.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Operating Income, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include other (loss) income and certain income/expense or gain/loss adjustments under the Company’s debt agreements that are difficult to predict in advance in order to include in a GAAP estimate.

Forward-looking Statements
This announcement may contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995 under the Securities Act of 1933 and the Securities Exchange Act of 1934. Without limiting the foregoing, the words “believes,” “thinks,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties. Statements regarding the amount of our backlog, estimated total contract values, and 2018 outlook are other examples of forward-looking statements. We caution that these statements are further qualified by important economic, competitive, governmental, international and technological factors that could cause our business, strategy, projections or actual results or events to differ materially, or otherwise, from those in the forward-looking statements. These factors, risks and uncertainties include, among others, the following: our substantial level of indebtedness, our ability to refinance or amend the terms of that indebtedness, and changes in availability of capital and cost of capital; the ability to refinance, amend or generate sufficient cash to repay our indebtedness, including any future indebtedness, which may force us to take other actions to satisfy our obligations under our indebtedness, which may not be successful; the future impact of mergers, acquisitions, divestitures, joint ventures or teaming agreements; the outcome of any material litigation, government investigation, audit or other regulatory matters; restatement of our financial statements causing credit ratings to be downgraded or covenant violations under our debt agreements; policy and/or spending changes implemented by the Trump Administration, any subsequent administration or Congress, including any further changes to the sequestration that the United States ("U.S.") Department of Defense ("DoD") is currently operating under; termination or modification of key U.S. government or commercial contracts, including subcontracts; changes in the demand for services that we provide or work awarded under our contracts, including without limitation, the INL Air Wing and LOGCAP IV; the outcome of future extensions on awarded contracts and the outcomes of re-competes on existing programs; changes in the demand for services provided by our joint venture partners; changes due to pursuit of new commercial business in the U.S. and abroad; activities of competitors and the outcome of bid protests; changes in significant operating expenses; impact of lower than expected win rates for new business; general political, economic, regulatory and business conditions in the U.S. or in other countries in which we operate; acts of war or terrorist activities, including cyber security threats; variations in performance of financial markets; the inherent difficulties of estimating future contract revenue and changes in anticipated revenue from indefinite delivery, indefinite quantity ("IDIQ") contracts and indefinite quantity contracts ("IQC"); the timing or magnitude of any award, performance or incentive fee granted under our government contracts; changes in expected percentages of future revenue represented by fixed-price and time-and-materials contracts, including increased competition with respect to task orders subject to such contracts; decline in the estimated fair value of a reporting unit resulting in a goodwill impairment and a related non-cash impairment charged against earnings; changes in underlying assumptions, circumstances or estimates that may have a material adverse effect upon the profitability of one or more contracts and our performance; implementation of the tax reform legislation known colloquially as the Tax Cuts and Jobs Act (the "Tax Act") or other tax reform implemented by the Trump Administration, and any subsequent administration or Congress; changes in our tax provisions or exposure to additional income tax liabilities that could affect our profitability and cash flows; uncertainty created by changes in management or other restructuring activities; termination or modification of key subcontractor performance or delivery; the ability to receive timely payments from prime contractors where we act as a subcontractor; and statements covering our business strategy, those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, to be filed with the Securities and Exchange Commission (“SEC”) on March 21, 2018, and other risks detailed from time to time in our reports filed with the SEC and other risks detailed from time to time in our reports posted to our website or made available publicly through other means. Accordingly, such forward-looking statements do not purport to be predictions of future events or circumstances and therefore, there can be no assurance that any forward-looking statements contained herein will prove to be accurate. We assume no obligation to update the forward-looking statements. Given these risk and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements.

###
(Financial tables follow)

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands)

	Year Ended
	December 31, 2017	December 31, 2016
Revenue	$2,004,436	$1,836,154
Cost of services	(1,761,534)	(1,636,331)
Selling, general and administrative expenses	(107,832)	(139,531)
Depreciation and amortization expense	(32,242)	(34,889)
Earnings from equity method investees	667	1,066
Impairment of goodwill, intangibles and long lived assets	—	(1,782)
Operating income	103,495	24,687
Interest expense	(70,717)	(72,361)
Loss on early extinguishment of debt	(24)	(328)
Interest income	353	212
Other income, net	416	4,935
Income (loss) before income taxes	33,523	(42,855)
Provision for income taxes	(1,722)	(10,138)
Net income (loss)	31,801	(52,993)
Noncontrolling interests	(1,201)	(1,071)
Net income (loss) attributable to DTH, Inc.	$30,600	$(54,064)

Provision for income taxes	1,722	10,138
Interest expense, net of interest income	70,364	72,149
Depreciation and amortization (1)	34,191	35,954
EBITDA (2)	$136,877	$64,177

Certain income/expense or gain/loss adjustments per our credit agreements (3)	6,317	9,561
Employee share based compensation, severance, relocation and retention expense (4)	2,018	1,756
Cerberus fees (5)	1,984	3,053
Global Advisory Group expenses (6)	6,943	23,057
Other (7)	(1,647)	(581)
Adjusted EBITDA	$152,492	$101,023

(1)
Includes certain depreciation and amortization amounts which are classified as Cost of services in the consolidated statements of operations of Delta Tucker Holdings, Inc. included in the Annual Report on Form 10-K.

(2)
We define EBITDA as GAAP net income (loss) attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)
Includes the $1.8 million impairment of investment in affiliates and certain costs associated with the Refinancing Transactions in 2016, as well as certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Reflects Global Advisory Group cost incurred during the years ended December 31, 2017 and December 31, 2016 which we are able to add back to Adjusted EBITDA under the Indenture and New Senior Credit Facility in an aggregate amount up to a total of $30.0 million, which was fully utilized as of the second quarter of calendar year 2017.

(7)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY17 QTD Q4
	AELS	AOLC	DynLogistics	Headquarters/ Others	Consolidated
Operating income (loss)	$9,760	$14,806	$17,017	$(12,337)	$29,246
Depreciation and amortization expense (1)	415	112	315	6,104	6,946
Noncontrolling interests	—	—	—	(343)	(343)
Other (expense) income, net	(211)	1	(1,084)	236	(1,058)
EBITDA(2)	$9,964	$14,919	$16,248	$(6,340)	$34,791

Certain income/expense or gain/loss adjustments per our credit agreements (3)	224	(250)	3,857	315	4,146
Employee share based compensation, severance, relocation and retention expense (4)	108	21	98	20	247
Cerberus fees (5)	65	36	117	11	229
Other (6)	2	2	39	(873)	(830)
Adjusted EBITDA	$10,363	$14,728	$20,359	$(6,867)	$38,583

(1)
Includes certain depreciation and amortization amounts which are classified as Cost of services in the consolidated statements of operations of Delta Tucker Holdings, Inc. included in the Annual Report on Form 10-K.

(2)
We define EBITDA as GAAP net income (loss) attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY16 QTD Q4
	AELS	AOLC	DynLogistics	Headquarters/ Others	Consolidated
Operating (loss) income	$(3,676)	$16,591	$20,604	$(18,772)	$14,747
Depreciation and amortization expense (1)	244	28	128	8,755	9,155
Noncontrolling interests	—	—	—	(268)	(268)
Other income (loss), net	42	(394)	(50)	158	(244)
EBITDA(2)	$(3,390)	$16,225	$20,682	$(10,127)	$23,390

Certain income/expense or gain/loss adjustments per our credit agreements (3)	—	420	794	267	1,481
Employee share based compensation, severance, relocation and retention expense (4)	297	302	148	9	756
Cerberus fees (5)	198	186	203	72	659
Global Advisory Group expenses (6)	—	—	—	5,801	5,801
Other (7)	(123)	6	188	(148)	(77)
Adjusted EBITDA	$(3,018)	$17,139	$22,015	$(4,126)	$32,010

(1)
Includes certain depreciation and amortization amounts which are classified as Cost of services in the consolidated statements of operations of Delta Tucker Holdings, Inc. included in the Annual Report on Form 10-K.

(2)
We define EBITDA as GAAP net income (loss) attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Reflects Global Advisory Group cost incurred during the quarter ended December 31, 2016 which we are able to add back to Adjusted EBITDA under the Indenture and New Senior Credit Facility in an aggregate amount up to a total of $30 million.

(7)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY17 YTD
	AELS	AOLC	DynLogistics	Headquarters/ Others	Consolidated
Operating income (loss)	$26,553	$64,073	$67,441	$(54,572)	$103,495
Depreciation and amortization expense (1)	1,481	185	909	31,616	34,191
Loss on early extinguishment of debt	—	—	—	(24)	(24)
Noncontrolling interests	—	—	—	(1,201)	(1,201)
Other (expense) income, net	(216)	1,053	(981)	560	416
EBITDA(2)	$27,818	$65,311	$67,369	$(23,621)	$136,877

Certain income/expense or gain/loss adjustments per our credit agreements (3)	224	(250)	4,719	1,624	6,317
Employee share based compensation, severance, relocation and retention expense (4)	904	368	626	120	2,018
Cerberus fees (5)	585	545	722	132	1,984
Global Advisory Group expenses (6)	—	—	—	6,943	6,943
Other (7)	2	2	97	(1,748)	(1,647)
Adjusted EBITDA	$29,533	$65,976	$73,533	$(16,550)	$152,492

(1)
Includes certain depreciation and amortization amounts which are classified as Cost of services in the consolidated statements of operations of Delta Tucker Holdings, Inc. included in the Annual Report on Form 10-K.

(2)
We define EBITDA as GAAP net income (loss) attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Reflects Global Advisory Group cost incurred during the year ended December 31, 2017 which we are able to add back to Adjusted EBITDA under the Indenture and New Senior Credit Facility in an aggregate amount up to a total of $30 million, which was fully utilized as of the second quarter of calendar year 2017.

(7)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY16 YTD
	AELS	AOLC	DynLogistics	Headquarters/ Others	Consolidated
Operating (loss) income	$(19,213)	$49,334	$70,402	$(75,836)	$24,687
Depreciation and amortization expense (1)	675	541	388	34,350	35,954
Loss on early extinguishment of debt	—	—	—	(328)	(328)
Noncontrolling interests	—	—	—	(1,071)	(1,071)
Other income (loss), net	71	4,261	(161)	764	4,935
EBITDA(2)	$(18,467)	$54,136	$70,629	$(42,121)	$64,177

Certain income/expense or gain/loss adjustments per our credit agreements (3)	—	1,436	(482)	8,607	9,561
Employee share based compensation, severance, relocation and retention expense (4)	758	343	356	299	1,756
Cerberus fees (5)	935	883	847	388	3,053
Global Advisory Group expenses (6)	—	—	—	23,057	23,057
Other (7)	7	6	188	(782)	(581)
Adjusted EBITDA	$(16,767)	$56,804	$71,538	$(10,552)	$101,023

(1)
Includes certain depreciation and amortization amounts which are classified as Cost of services in the consolidated statements of operations of Delta Tucker Holdings, Inc. included in the Annual Report on Form 10-K.

(2)
We define EBITDA as GAAP net income (loss) attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)
Includes the $1.8 million impairment of investment in affiliates and certain costs associated with the Refinancing Transactions in 2016, as well as certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Reflects Global Advisory Group cost incurred during the year ended December 31, 2016 which we are able to add back to Adjusted EBITDA under the Indenture and New Senior Credit Facility in an aggregate amount up to a total of $30 million.

(7)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	As of
	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$168,250	$118,218
Restricted cash	—	7,664
Accounts receivable, net of allowances of $10,142 and $17,189, respectively	352,550	300,255
Other current assets	52,542	65,694
Total current assets	573,342	491,831
Non-current assets	162,375	184,706
Total assets	$735,717	$676,537

LIABILITIES AND DEFICIT
Current portion of long-term debt, net	$53,652	$62,843
Other current liabilities	331,872	278,703
Total current liabilities	385,524	341,546
Long-term debt, net	527,039	569,613
Other long-term liabilities	13,081	27,315
Total deficit attributable to Delta Tucker Holdings, Inc.	(195,456)	(267,392)
Noncontrolling interests	5,529	5,455
Total deficit	(189,927)	(261,937)
Total liabilities and deficit	$735,717	$676,537

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED OTHER CONTRACT DATA
(Amounts in millions)

	As of
	December 31, 2017	December 31, 2016
Backlog(1):
Funded backlog	$968	$1,403
Unfunded backlog	3,201	2,313
Total Backlog	$4,169	$3,716

(1)
Backlog consists of funded and unfunded amounts under contracts. Funded backlog is equal to the amounts appropriated by a customer for payment of goods and services less actual revenue recognized as of the measurement date under that appropriation. Unfunded backlog is the dollar value of unexercised, priced contract options, and the unfunded portion of exercised contract options. Most of our U.S. government contracts allow the customer the option to extend the period of performance of a contract for a period of one or more years.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the year ended
	December 31, 2017	December 31, 2016
Cash Flow Information:
Net cash provided by operating activities	$73,199	$41,153
Net cash used in investing activities	(6,842)	(9,997)
Net cash used in financing activities	(23,989)	(14,777)

Net cash provided by operating activities	73,199	41,153
Less: Purchase of property and equipment	(8,848)	(5,346)
Proceeds from sale of property and equipment	537	832
Less: Purchase of software	(1,298)	(2,634)
Free cash flow	$63,590	$34,005